SUB-ITEM 77Q3

AIM Independence 2010 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   19



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                         492
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                          45
       Class C                         137
       Class R                         108
       Class Y                          10
       Institutional Class               1


74V. 1 Net asset value per share (to nearest cent)
       Class A                      $ 8.02
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                      $ 7.97
       Class C                      $ 7.97
       Class R                      $ 8.00
       Class Y                      $ 8.03
       Institutional Class          $ 8.04